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                                                                    EXHIBIT 3(b)




                                   BY-LAWS
                                   -------

                                      OF
                                      --

                                   UST CORP
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                                  ARTICLE I
                                  ---------

                                 Stockholders
                                 ------------

                  1. ANNUAL MEETING. The annual meeting of stockholders shall be held on the third Tuesday in May in each year (or if that be a legal holiday in the place where the meeting is to be held, on the next succeeding full business day) at 11:00 o'clock A.M. unless a different hour is fixed by the Directors or the President and stated in the notice of the meeting. The purposes for which the annual meeting is to be held, in addition to those prescribed by law, by the Articles of Organization or by this By-Laws, may be specified by the Directors or the President. If no annual meeting is held in accordance with the foregoing provisions, a special meeting may be held in lieu thereof, and any action taken at such meeting shall have the same effect as if taken at the annual meeting.

                 2. SPECIAL MEETINGS. Special meetings of stockholders may be called by the President or by the Directors. Upon written application of one or more stockholders who hold at least 10% of the capital stock entitled to vote at the meeting, special meetings shall be called by the Clerk, or in the case of the death, absence, incapacity or refusal of the Clerk, by any other officer. The call for the meeting shall state the date, hour and place and the purposes of the meeting.

                 3. PLACE OF MEETINGS. All meetings of stockholders shall be held at the principal office of the corporation unless a different place (within the United States) is fixed by the Directors or the President and stated in the notice of the meeting.

                 4. NOTICE OF MEETINGS. A written notice of every meeting of stockholders, stating the place, date and hour thereof, and the purposes for which the meeting is to be held, shall be given by the Clerk or by the person calling the meeting at least seven days before the meeting to each stockholder entitled to vote thereat and to each stockholder, who by law, by the Articles of Organization or by these By-Laws is entitled to such notice, by leaving such notice with him or at his residence or usual place of business, or by mailing it postage prepaid and addressed to such stockholder at his address as it appears upon the books of the corporation. No notice need be given to any stockholder if a written waiver of notice, executed before or after the meeting by the stockholder or his attorney thereunto authorized, is filed with the records of the meeting.
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                 6. VOTING AND PROXIES. Each stockholder shall have one vote for each share of stock entitled to vote held by him of record according to the records of the corporation, unless otherwise provided by the Articles of Organization. Stockholders may vote either in person or by written proxy dated not more than six months before the meeting named therein. Proxies shall be filed with the Clerk of the meeting, or at any adjournment thereof, before being voted. Except as otherwise limited therein, proxies shall entitle the persons name therein to vote at any adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of the proxy the corporation receives a specific written notice to the contrary from any one of
them.   A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.


                 7. ACTION AT MEETING. When a quorum is present, the holders of a majority of the stock present or represented and voting on a matter, (or if there are two or more classes of stock entitled to vote as separate classes, then in the case of each such class, the holders of a majority of the stock of that class present or represented and voting on a Matter) except where a larger vote is required by law, the Articles of Organization or these By-laws, shall decide any matter to be voted on by the stockholders. Any election by stockholders shall be determined by a plurality of the votes cast by the stockholders entitled to vote at the election. No ballot shall be required for such election unless requested by a stockholder present or represented at the meeting and entitled to vote in the election. The corporation shall not directly or indirectly vote any share of its stock.

                 8. ACTION WITHOUT MEETING. Any action to be taken by stockholders may be taken without a meeting if all stockholders entitled to vote on the matter consent to the action by a writing filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at a meeting.




                                  ARTICLE II
                                  ----------

                                  Directors
                                  ---------

                 1. POWERS. The business of the corporation shall be managed by a Board of Directors who may exercise all the powers of the corporation except as otherwise provided by law, by the Articles of Organization or by these By-Laws. In the event of a vacancy in the Board of Directors, the remaining Directors, except as otherwise provided by law, may exercise the powers of the full Board until the vacancy is filled.

                 2. ELECTION OF DIRECTORS. The Board shall consist of such number of Directors, which is a multiple of three, as is fixed by the stockholders at any Annual or Special meeting or by the Direct B by vote of a majority then in office. In no event, however, will the number of Directors be less than three



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(3) nor more than twenty-four (24). Members of the Board of Directors shall be divided into three (3) classes and the term of the three classes shall expire in different succeeding years. Directors elected at an annual meeting of stockholders shall be elected for three-year terms and until their respective successors are duly elected and qualified.

                 3. VACANCIES. Any vacancy in the Board of Directors, other than a vacancy resulting from the enlargement of the Board, may be filled by the stockholders or, in the absence of stockholder action, by the Directors.

                 4. ENLARGEMENT OF THE BOARD. Subject to such numerical limitations as may be imposed by law, the Articles of Organization, as amended, or these By-Laws, the number of Directors constituting the Board of Directors may be increased and one or more additional Directors elected at any meeting of the stockholders or by the Directors by vote of a majority of the Directors then in office.

                 5. TENURE. Except for the eleven (11) Directors elected at the 1981 annual meeting of stockholders, and the four (4) Directors appointed by the Board of Directors prior to the 1982 annual meeting, and except as otherwise provided by law, by the Articles of Organization or by these By-Laws, each Director shall hold office for a term of three (3) years until the third annual meeting of stockholders next following his election and until his successor is duly chosen and qualified. Any Director may resign by delivering his written resignation to the President, Clerk or Secretary of the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                 6. REMOVAL. A Director may be removed from office (a) with or without cause by vote of a majority of the stockholders entitled to vote in the election of Directors, provided that the Directors of a class elected by a particular class of stockholders may be removed only by the vote of the holders of a majority of the shares of such class or (b) for cause by vote of a majority of the Directors then in office. A Director may be removed for cause only after reasonable notice and opportunity to be heard before the body proposing to remove him.

                7. MEETINGS. Regular meetings of the Directors may be held without call or notice at such places and at such times the Directors may from time to time determine, provided that any Director who is absent when such determination is made shall be given notice of the determination. A regular meeting of the Directors may be held without a call or notice at the same place as the annual meeting of stockholders, or the special meeting held in lieu thereof, following such meeting of stockholders.
                Special meetings of the Directors may be held at any time and place designated in a call by the President, Treasurer or two or more Directors.

                8. NOTICE OF MEETINGS. Notice of all special meetings of the Directors shall be given to each Director by the Secretary, or if there be no Secretary, by the Clerk, or Assistant Clerk, or in case of the death, absence, incapacity or refusal of such persons, by the officer or one of the Directors calling the meeting. Notice shall be given to each Director in person or by telephone or by telegram sent to his business or home address at least twenty four hours in advance of the meeting, or by written notice mailed to his business or home address at least

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forty-eight hours in advance of the meeting. Notice need not be given to any
Director if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Director who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice of a Director's meeting need not specify the purposes of the meeting.

                  9. QUORUM. At any meeting of the Directors, a majority of the Directors then in office shall constitute a quorum. Less than a quorum may adjourn any meeting from time to time without further notice.

                 10. ACTION AT MEETING. At any meeting of the Directors at which a quorum is present, the vote of a majority of those present, unless a different vote is specified by law, by the Articles of Organization, or by these By-Laws, shall be sufficient to decide such matter.

                 11. ACTION BY CONSENT. Any action by the Directors may be taken without a meeting if a written consent thereto is signed by all the Directors and filed with the records of the Directors' meetings Such consent shall be treated as a vote of the Directors for all purposes.

                 12. COMMITTEES. The Directors may, by vote of a majority of the Directors then in office, elect from their number an executive or other committees and may by like vote delegate thereto some or all of their powers except those which by law, the Articles of Organization or these By-Laws they are prohibited from delegating. Except as the Directors may otherwise determine, any such committee may make rules for the conduct of its business, but unless otherwise provided by the Directors or in such rules, its business shall be conducted as nearly as may be in the same manner as is provided by these By-Laws for the Directors.

                 13. ATTENDANCE. Any Director who fails to attend three (3) consecutive Directors' meetings, or who fails to attend at least 50% of the Directors' meetings in any calendar year, shall not be eligible for re-election as a Director at the annual meeting of stockholders, unless prior to such annual meeting of stockholders, such Director is declared eligible for re-election by the unanimous vote of all members of the Board of Directors who have fulfilled the foregoing attendance requirements.


                                  ARTICLE III
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                                    Officers
                                    --------

                  1. ENUMERATION. The officers of the Corporation shall consist of a President, a Chairman of the Board of Directors ("Chairman"), a Treasurer, a Clerk, and such other officers, including one or more Vice Presidents, Assistant Treasurers, Assistant Clerks and Secretary as the Directors may determine.

                  2. ELECTION. The President, Chairman, Treasurer and Clerk shall be elected annually by the Directors at their first meeting following the annual meeting of stockholders.
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                3. QUALIFICATION. The President may, but need not be, a
Director. The Chairman must be a Director. No officer need be a stockholder. Any two or more offices may be held by the same person, provided that the President and Clerk shall not be the same person. The Clerk shall be a resident of Massachusetts unless the Corporation has a resident agent appointed for the purpose of service of process. Any officer may be required by the Directors to give bond for his faithful performance of his duties to the Corporation in such amount and with such sureties as the Directors may determine.

                 4. TENURE. Except as otherwise provided by law, by the Articles of Organization or by these By-Laws, the President, Chairman, Treasurer and Clerk shall hold office until the first meeting of the Directors following the annual meeting of stockholders and thereafter until his successor is chosen and qualified; and all of the officers shall hold office until the first meeting of the Directors following the annual meeting of stockholders, unless a shorter term is specified in the vote choosing or appointing them. Any officer may resign by delivering his written resignation to the Corporation at its principal office or to the President, Chairman, Clerk or Secretary, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

                 5. REMOVAL. The Directors may remove any officer with or
without cause by a   vote of a majority of the entire number of Directors then
in office, provided   that an officer may be removed for cause only after
reasonable notice and opportunity to be heard by the Board of Directors prior to action thereon.

                 6. PRESIDENT AND VICE PRESIDENT. The President shall be the chief executive officer of the Corporation and shall, subject to the direction of the Directors, have general supervision and control of its business. Unless otherwise provided by the Directors he shall preside, when present, at all meetings of stockholders and of the Directors.
                 Any Vice President shall have such powers as the Directors may from time to time designate.

                 7. CHAIRMAN. The Chairman of the Board of Directors shall be a Director of the Corporation and shall be elected by the Directors from among their number. If the Board of Directors so designates, the Chairman may also serve as the chief executive officer or the chief operating officer of the Corporation, and shall in such event, subject to the direction of the Board of Directors, have the general powers and duties of supervision and management of the day-to-day business of the Corporation and its officers and agents.

                 8. TREASURER AND ASSISTANT TREASURERS. The Treasurer shall, subject to the direction of the Director, have general charge of the financial affairs of the corporation and shall cause to be kept accurate books of account. He shall have custody of all funds, securities, and valuable documents of the corporation, except as the Directors may
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otherwise provide.

                 Any Assistant Treasurer shall have such powers as the Directors may from time to time designate.

                 9. CLERK AND ASSISTANT CLERKS. The Clerk shall keep a record of the meetings of stockholders. Unless a Transfer Agent is appointed, the Clerk shall keep or cause to be kept in Massachusetts, at the principal office of the corporation or at this office, the stock and transfer records of the corporation, in which are contained the names of all stockholders and the record address, and the amount of stock held by each. The Clerk need not be sworn.
                 In case a Secretary is not elected, the Clerk shall keep a record of the meetings of the Directors.
                 Any Assistant Clerk shall have such powers as the Directors may from time to time designate. In the absence of the Clerk from any meeting of stockholders, an Assistant Clerk, if one be elected, otherwise a Temporary Clerk designated by the person presiding at the meeting, shall perform the duties of the Clerk.

                 10. SECRETARY AND ASSISTANT SECRETARIES. If a Secretary is elected, he shall keep a record of the meetings of the Directors and in his absence, an Assistant Secretary, if one be elected, otherwise a Temporary Secretary designated by the person presiding at the meeting, shall keep a record of the meetings of the Directors.
                 Any Assistant Secretary shall have such powers as the Directors may from time to time designate.

                 11. OTHER POWERS AND DUTIES. Each officer shall, subject to these By-Laws, have in addition to the duties and powers specifically set forth in these By-Laws, such duties and powers as are customarily incident to his office, and such duties and powers as the Directors may from time to time designate.



                                   ARTICLE IV
                                   ----------

                                 Capital Stock
                                 -------------

                  1. CERTIFICATES OF STOCK. Each stockholder shall be entitled to a certificate of the capital stock of the corporation in such form as may be prescribed from time to time by the Directors. The certificate shall be signed by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, but when a certificate is countersigned by a transfer agent or a registrar, other than a Director, officer or employee of the corporation, such signatures may be facsimiles. In case any officer who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer before such certificate is issued, it may be issued by the corporation with the same effect as if he were such officer at the time of its issue.
                  Every certificate for shares of stock which are subject to any restriction on transfer pursuant to the Articles of Organization, the By-Laws or any agreement to which the corporation is a party, shall have




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the restriction noted conspicuously on the certificate and shall also set forth on the face or back either the full text of the restriction or a statement of the existence of such restriction and a statement that the corporation will furnish a copy to the holder of such certificate upon written request and without charge. Every certificate issued when the corporation is authorized to issue more than one class or series of stock shall set forth on its face or back either the full text of the preferences, voting powers, qualifications and special and relative rights of the shares of each class and series authorized to be issued or a statement of the existence of such preferences, powers, qualifications and rights, and a statement that the corporation will furnish a copy thereof to the holder of such certificate upon written request and without charge.

                 2. TRANSFERS. Subject to any restrictions on transfer which may be set forth in this Article IV, shares of stock may be transferred on the books of the Corporation or by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by written assignment and power of attorney properly executed, with necessary transfer stamp affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Except as may be otherwise required by law, by the Articles of Organization or by these By-Laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-Laws.
                 It shall be the duty of each stockholder to notify the Corporation of his post office address.

                 3. RECORD DATE. The Directors may fix in advance a
time of not more than sixty days preceding the date of any meeting of stockholders, or the date for the payment of any dividend or the making of any distribution to stockholders, or the last day on which the consent or dissent of stockholders may be effectively expressed for any purpose, as the record date for determining the stockholders having the right to notice of and to vote at such meeting, and any adjournment thereof, or the right to receive such dividend or distribution or the right to give such consent or
dissent.   In such case only stockholders of record on such record date shall have such right, notwithstanding any transfer of stock on the books of the corporation, after the record date. Without fixing such record date, the Directors may for any of such purposes close the transfer books for all or any part of such period.

                 4. REPLACEMENT OF CERTIFICATES. In case of the alleged loss or destruction or the mutilation of a certificate of stock, a duplicate certificate may be issued in place thereof, upon such terms as the Directors may prescribe.


                                   ARTICLE V
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                            MISCELLANEOUS PROVISIONS
                            ------------------------

                 1. FISCAL YEAR. Except as from time to time otherwise determined by the Directors, the fiscal year of the corporation shall be the twelve months ending on the last day of December.

                 2. SEAL. The seal of the corporation shall bear its name, the word "Massachusetts", and the year of its corporation.

                 3. EXECUTION OF INSTRUMENTS. All deeds, leases, transfers, contracts, bonds, notes and other obligations authorized to be executed by an officer of the corporation in its behalf shall be signed by the President or the Treasurer except as the Directors may generally or in particular cases otherwise determine.

                 4. VOTING OF SECURITIES. Except as the Directors may otherwise designate, the President or Treasurer may waive notice of, and appoint any person or persons to act as proxy or attorney in fact for this corporation (with or without power of substitution) at any meeting of stockholders or shareholders of any corporation or organization, the securities of which may be held by this corporation.

                 5. CORPORATE RECORDS. The original, or attested copies, of the Articles of Organization, By-Laws and records of all meetings of the incorporators and stockholders, and the stock and transfer records, which shall contain the names of all stockholders and the record address and the amount of stock held by each, shall be kept in Massachusetts at the principal office of the corporation, or at an office of its transfer agent or of the Clerk. Said copies and records need not all be kept in the same office. They shall be available at all reasonable times to the inspection of any stockholder for any proper purpose but not to secure a list of stockholders for the purpose of selling said list or copies thereof or of using the same for a purpose other than in the interest of the applicant, as a stockholder, relative to the affairs of the corporation.

                 6. ARTICLES OF ORGANIZATION. All references in these By-Laws to the Articles of Organization shall be deemed to refer to the Articles of Organization of the corporation, as amended and in effect from time to time.

                 7. AMENDMENTS. These By-laws may at any time be amended by vote of the stockholders, provided that notice of the substance of the proposed amendment is stated in the notice of the meeting, or may be amended by vote of a majority of the Directors then in office. No change in the date of the annual meeting may be made within sixty days before the date fixed in these By-Laws. Not later than the time of giving notice of the meeting of stockholders next following the making, amending or repealing by the Directors of any By-Law, notice thereof stating the substance of such change shall be given to all stockholders entitled to vote on amending the By-Laws.
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                 8. OPT-OUT FROM CONTROL SHARE ACQUISITION PROVISIONS
OF MASSACHUSETTS LAW.   Until such time as this Section 8 of Article V shall be
repealed or the By-Laws shall otherwise be amended to provide to the contrary, in each case in accordance with Article V, Section 7 of these By-Laws, the provisions of Chapter 110D of the Massachusetts General Laws, including any successor provisions thereto, ("Chapter 110D") shall not apply to "control share acquisitions" of the corporation or of shares of the corporation's capital stock within the meaning of said Chapter 110D.


                                  ARTICLE VI
                                  ----------

                       DIRECTORS: INDEMNIFICATION. ETC.
                       --------------------------------

                 1. INDEMNIFICATION. Indemnification of Directors, officers, employees and agents of the corporation shall be treated the manner set forth in Article 6 of the Articles of Organization of the corporation.

                 2. POWERS OF DIRECTORS. The board of directors may exercise all the powers of the corporation, except those by which by law, by the Articles of Organization or by these By-Laws are conferred upon or reserved to the stockholders. In particular, and without limiting the generality of the foregoing, the board of directors may, by a majority vote of the entire Board, issue all or part of the unissued capital stock of the corporation from time to time authorized under the Articles of Organization, and may determine, subject to any requirements of law, the consideration for which stock is to be issued and the manner of allocating such consideration between capital and surplus.

                 3. RESIGNATION AND REMOVAL. Any director or officer may resign at any time by delivering, by mail or otherwise, his resignation in writing to the board of directors or to the clerk, which resignation shall be effective upon receipt.

                 4. HONORARY DIRECTORS. One or more Honorary Directors may be appointed by the Stockholders at the Annual Meeting or by the Directors at any regular meeting or any special meeting called for that purpose. Any Honorary Director may be removed by the Stockholders; an Honorary Director appointed by the Directors may be removed by the Directors.
Honorary Directors shall serve until the next Annual Meeting of the Stockholders, unless sooner removed. No Honorary Director shall be deemed to be an officer or member of the Board of Directors, nor shall he or she be required to attend meetings or be authorized or required to perform any duties. Honorary Directors may attend meetings of the Board of Directors, but shall have no vote.